UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2024

VolitionRx Limited
(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1489 West Warm Springs Road, Suite 110 Henderson, Nevada	89014
(Address of Principal Executive Offices)	(Zip Code)

+1 (646) 650-1351
(Registrant’s telephone number, including area code )

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	VNRX	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Timothy Still as Director and non-executive Chairman

On November 6, 2024, the Board of Directors (the “Board”) of VolitionRx Limited (the “Company”), pursuant to the Company’s Bylaws, passed a resolution to increase the size of the Board to eight (8) members and appointed Mr. Timothy I. Still to fill the new vacancy on the Board effective as of November 6, 2024. Mr. Still will have an initial term expiring at the Company’s 2025 annual meeting of stockholders, subject to his future nomination by the Nominations and Governance Committee and election by the Company’s stockholders. Mr. Still has been determined by the Board to be independent within the meaning of the independent director standards of the Securities and Exchange Commission (the “SEC”) and the NYSE American.

Mr. Still, age 59, has over 35 years’ experience in medical diagnostics, devices and digital health, and has extensive experience in designing and implementing highly focused commercial and business development strategies within both large and small companies. Over the course of his career, Mr. Still has been directly responsible for building the commercial viability of all of his previous companies – many of which have been successfully acquired - and has a consistent track record of identifying new market opportunities, developing markets, raising capital and developing global relationships with strategic business partners, industry suppliers, healthcare investment banks and industry analysts, while rapidly increasing revenue, market share and profitability. Mr. Still currently serves as Chairman and CEO of TSTILL Enterprises LLC, a company that provides strategic, investment, and advisory consulting services for start-up and rapidly growing medical technology companies, a position he has held since January 2019, and also currently serves, since September 2023, as an Operating Partner with Revival Healthcare, Inc., where he is involved in evaluating and managing investment opportunities in medical technology. From June 2021 to February 2023, Mr. Still was President and CEO of Sense Biodetection Limited, a molecular diagnostics company, which merged with Sherlock Biosciences, Inc. in February 2023 to create a leading point-of-care diagnostics company serving the consumer diagnostics market. Between 2008 and 2021, Mr. Still has been a CEO and/or board member at numerous medical technology companies: Myoscience, Inc., MDx Health SA (NASDAQ:MDXH), Gold Standard Diagnostics, Inc. (Executive Chairman), Global Kinetics Corporation, Xagenic, Inc. and Accumetrics, Inc. Earlier in his career, Mr. Still also held senior leadership roles at HemoSense (NASDAQ:HEM), Cholestech (NASDAQ:CTEC), and Boehringer Mannheim / Roche. Mr. Still currently serves on the board of directors of Monod Bio, Inc., a position he has held since January 2023, and as a director of miDiagnostics SA, Centese, Inc., and Ramanomics Limited, since June 2023, July 2023 and June 2024, respectively. Mr. Still holds a B.S. degree in Biological Sciences (Highest Honors) from the University of California and received an M.B.A. in Marketing and Entrepreneurship (Dean’s Scholar) from the University of Sothern California.

The Board believes that Mr. Still is qualified to serve as a member of the Board and as the non-executive Chairman of the Board as a result of his extensive business development, financing and leadership experience.

On November 6, 2024, Mr. Still and the Company entered into an Independent Director Agreement, pursuant to which Mr. Still will continue to serve as a member of the Board subject to any necessary approval by the Company’s stockholders as required by applicable law and the Company’s governing documents. In exchange for his services, pursuant to the terms of the Independent Director Agreement, Mr. Still shall receive (i) $30,000 per calendar quarter commencing November 6, 2024; (ii) $1,000 per day for any services performed as a member of a committee of the Company, if any, (iii) a grant of RSUs under the Company’s 2015 Stock Incentive Plan to receive an aggregate of four hundred thousand (400,000) shares of the Company’s common stock underlying the RSUs that vest in three equal installments at 12 months, at 24 months and at 36 months from the grant date; and (iv) a grant of RSUs under the Company’s 2024 Stock Incentive Plan to receive an aggregate of one million (1,000,000) shares of the Company’s common stock underlying the RSUs, that vest in two equal installments following the achievement of a closing stock price target above $2.50 per share and above $5.00 per share, respectively, of the Company’s common stock for a minimum of thirty consecutive trading days prior to November 6, 2027 (but no earlier than November 6, 2025), and also subject to time-based vesting in a single installment six months after the timely achievement of each stock price target, if at all. The Independent Director Agreement provides that in the event that the Company undergoes a Change of Control (as defined below), the vesting of the RSUs in (iv) above shall be accelerated to fully-vest the rights to such RSUs provided that the purchase price per share of the Company’s common stock in such transaction exceeds $2.50 per share. “Change of Control” shall mean the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation. The Independent Director Agreement also provides that Mr. Still shall be awarded RSUs to receive three hundred thousand (300,000) shares of the Company’s common stock on an annual basis, the vesting of which will be subject to the timely achievement by the Company, or one of its affiliates, of certain corporate goals as determined by the Board or a designated committee in its absolute discretion and upon the terms and conditions set forth in the award agreement and, if applicable, the governing plan. The grant of these annual RSU awards shall be subject to availability of shares under the governing plan and be made concurrently with the grant of RSUs, on equivalent terms, to the other members of the Board.

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Except for the foregoing, there are no arrangements or understandings between Mr. Still and any other person pursuant to which he was selected to serve as a member of the Board.

The foregoing description of the material terms of the Independent Director Agreement does not purport to summarize all terms and conditions thereof and is qualified in its entirety by the text of the agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2024.

The appointment of Mr. Still to the Board and as the non-executive Chairman of the Board was announced by a widely disseminated press release. Furnished herewith as Exhibit 99.1 and incorporated by reference herein is a copy of the press release.

No Family Relationships / No Related Party Transactions

There are no family relationships between Mr. Still and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there are no relationships involving Mr. Still, that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of VolitionRx Limited Regarding Appointment of Director, dated November 6, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED

Date: November 6, 2024	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of VolitionRx Limited Regarding Appointment of Director, dated November 6, 2024.

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